                                                                   EXHIBIT 99.2

                                SBS Corporation

                    Financial Statements as of December 31,
                                 1997 and 1998
                          and June 30, 1998 and 1999
                                 Together With
                               Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To SBS Corporation:

We have audited the accompanying balance sheets of SBS CORPORATION (an Alabama Corporation) as of December 31, 1997 and 1998 and the related statements of operations, shareholders (deficit) equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SBS Corporation as of December 31, 1997 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP
- -----------------------
Atlanta, Georgia
September 6, 1999

                                SBS CORPORATION


                                 BALANCE SHEETS



                                                        ASSETS

                                                                                                  December 31
                                                                                             ---------------------    June 30,
                                                                                               1997         1998        1999
                                                                                             ---------   ---------    --------
                                                                                                                     (Unaudited)

CURRENT ASSETS:
 Cash                                                                                       $   27,278  $  273,962  $  311,533
 Accounts receivable, net of allowance for doubtful accounts of $75,000 and $150,000 as
  of 1998 and 1999, respectively                                                               926,387   1,955,611   2,404,759
 Lease receivable, current                                                                      51,341     207,162     291,680
 Inventory                                                                                     466,766     660,706     542,398
 Prepaid and other current assets                                                              131,120     218,378      48,605
                                                                                            ----------  ----------  ----------
      Total current assets                                                                   1,602,892   3,315,819   3,598,975

PROPERTY AND EQUIPMENT, NET                                                                    526,464     834,158     883,303

OTHER ASSETS:
 Loans to officers                                                                             605,063     804,079   1,307,409
 Lease receivable, net of current portion                                                       81,857     576,402     853,355
 Deposits and other long-term assets                                                            30,374      49,780      58,179
                                                                                            ----------  ----------  ----------
      Total assets                                                                          $2,846,650  $5,580,238  $6,701,221
                                                                                            ==========  ==========  ==========


                                         LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
 Accounts payable                                                                           $1,056,007  $  851,485  $  875,469
 Accrued expenses                                                                              226,544     488,595     363,536
 Due to affiliate                                                                              115,399      50,140     120,924
 Notes payable                                                                                 200,150     432,000     412,000
 Customer deposits                                                                             204,447     509,527     778,818
 Deferred revenue, current                                                                     893,289   1,728,692   1,896,794
 Long-term debt, current                                                                       165,733      84,291      78,931
                                                                                            ----------  ----------  ----------
      Total current liabilities                                                              2,861,569   4,144,730   4,526,472
                                                                                            ----------  ----------  ----------

LONG-TERM LIABILITIES:
 Deferred revenue, net of current portion                                                       92,726     615,962     735,302
 Long-term debt, net of current portion                                                        226,158     268,910     221,769
 Due to affiliate                                                                                    0     574,143     921,493

SHAREHOLDERS (DEFICIT) EQUITY
 Common stock                                                                                    1,500       1,500       1,500
 Additional paid-in capital                                                                    174,500     174,500     174,500
 Retained earnings (deficit)                                                                  (509,803)   (199,507)    120,185
                                                                                            ----------  ----------  ----------
      Total shareholders (deficit) equity                                                     (333,803)    (23,507)    296,185
                                                                                            ----------  ----------  ----------
      Total liabilities and shareholders (deficit) equity                                   $2,846,650  $5,580,238  $6,701,221
                                                                                            ==========  ==========  ==========

       The accompanying notes are an integral part of these balance sheets.

                                SBS CORPORATION


                           STATEMENTS OF OPERATIONS




                                                               Years Ended December 31    Six Months Ended June 30
                                                               -----------------------    ------------------------
                                                                  1997         1998          1998          1999
                                                               ----------   ----------    ----------    ----------
                                                                                                 (Unaudited)

REVENUES:
 Hardware, license and implementation                          $7,406,509  $11,876,095    $4,879,773    $6,672,477
 Maintenance and service                                          512,466      676,558       432,284       476,895
                                                               ----------  -----------    ----------    ----------
       Total revenues                                           7,918,975   12,552,653     5,312,057     7,149,372
                                                               ----------  -----------    ----------    ----------
OPERATING EXPENSES:
 Costs of hardware, license, implementation, and maintenance    3,936,589    6,377,157     2,429,025     3,242,497
 Selling, general and administrative                            3,659,667    5,538,981     2,560,176     3,453,183
 Depreciation                                                     131,181      166,306        66,674       120,142
                                                               ----------  -----------    ----------    ----------
       Total operating expenses                                 7,727,437   12,082,444     5,055,875     6,815,822
                                                               ----------  -----------    ----------    ----------
OPERATING INCOME                                                  191,538      470,209       256,182       333,550

INTEREST INCOME (EXPENSE), NET                                      9,965      (13,879)       (2,808)       11,110

OTHER INCOME (EXPENSE), NET                                            18      166,208        (2,509)      (24,968)
                                                               ----------  -----------    ----------    ----------
NET INCOME BEFORE PROFORMA INCOME TAX PROVISION                   201,521      622,538       250,865       319,692
                                                               ----------  -----------    ----------    ----------
PRO FORMA INCOME TAX PROVISION                                     76,577      236,564        95,329       121,483
                                                               ----------  -----------    ----------    ----------

PRO FORMA NET INCOME                                           $  124,944  $   385,974    $  155,536    $  198,209
                                                               ==========  ===========    ==========    ==========



        The accompanying notes are an integral part of these statements.

                                SBS CORPORATION


                  STATEMENTS OF SHAREHOLDERS (DEFICIT) EQUITY




                                                                Additional        Shareholders
                                                  Capital        Paid-In             Equity
                                                   Stock         Capital           (Deficit)         Total
                                                 ---------      ----------        ------------      -------

BALANCE, December 31, 1996                         $1,500        $174,500          $(431,324)      $(255,324)

 Net income                                             0               0            201,521         201,521
 Distributions to shareholders                          0               0           (280,000)       (280,000)
                                                   ------        --------          ---------       ---------
BALANCE, December 31, 1997                          1,500         174,500           (509,803)       (333,803)
                                                   ------        --------          ---------       ---------

 Net income                                             0               0            622,538         622,538
 Distributions to shareholders                          0               0           (312,242)       (312,242)
                                                   ------        --------          ---------       ---------
BALANCE, December 31, 1998                          1,500         174,500           (199,507)        (23,507)
                                                   ------        --------          ---------       ---------

 Net income (unaudited)                                 0               0            319,692         319,692
                                                   ------        --------          ---------       ---------
BALANCE, June 30, 1999 (unaudited)                 $1,500        $174,500          $ 120,185       $ 296,185
                                                   ======        ========          =========       =========




        The accompanying notes are an integral part of these statements.

                                SBS CORPORATION


                            STATEMENTS OF CASH FLOWS


                                                                             Years Ended December 31    Six Months Ended June 30
                                                                            -------------------------  --------------------------
                                                                               1997           1998         1998           1999
                                                                             --------       --------     --------       --------
                                                                                                               (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                  $ 201,521   $   622,538     $ 250,865     $ 319,692
 Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation                                                               131,181       166,306        66,674       120,142
    Loss on disposal of equipment                                               82,251             0             0             0
    Changes in assets and liabilities:
      Accounts receivable                                                     (625,492)   (1,029,224)     (258,169)     (449,148)
      Leases receivable                                                         70,963      (650,366)     (278,429)     (361,471)
      Inventory                                                               (328,577)     (193,940)      209,197       118,308
      Deferred revenue                                                         111,037     1,358,639       495,196       287,442
      Other assets                                                             (57,623)     (106,664)      (68,856)      161,374
      Accounts payable and accrued expenses                                    904,957        57,529      (317,690)     (101,075)
      Customer deposits                                                         27,482       305,080       677,828       269,291
                                                                             ---------   -----------     ---------     ---------
        Net cash provided by operating activities                              517,700       529,898       776,616       364,555
                                                                             ---------   -----------     ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                                           (247,670)     (521,153)     (329,560)     (169,287)
 Proceeds from sale of equipment                                                19,350        47,153             0             0
                                                                             ---------   -----------     ---------     ---------
        Net cash used in investing activities                                 (228,320)     (474,000)     (329,560)     (169,287)
                                                                             ---------   -----------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Advances from affiliated company, net                                           2,687       508,884       (87,541)      418,134
 Distributions to shareholders                                                (280,000)     (312,242)     (201,485)            0
 Loans to officers                                                            (326,250)     (199,016)      176,553      (503,330)
 Proceeds from debt                                                            250,079       531,850             0             0
 Repayments of debt                                                           (118,593)     (338,690)     (239,277)      (72,501)
                                                                             ---------   -----------     ---------     ---------
        Net cash (used in) provided by financing activities                   (472,077)      190,786      (351,750)     (157,697)
                                                                             ---------   -----------     ---------     ---------
NET INCREASE (DECREASE) IN CASH                                               (182,697)      246,684        95,306        37,571

CASH, beginning of period                                                      209,975        27,278        27,278       273,962
                                                                             ---------   -----------     ---------     ---------
CASH, end of period                                                          $  27,278   $   273,962     $ 122,584     $ 311,533
                                                                             =========   ===========     =========     =========



        The accompanying notes are an integral part of these statements.

                                SBS CORPORATION


                         NOTES TO FINANCIAL STATEMENTS

                  (Information as of June 30, 1999 and for the
             Six Months Ended June 30, 1998 and 1999 Are Unaudited)

1. ORGANIZATION AND NATURE OF BUSINESS

   SBS Corporation (an Alabama Corporation) ("SBS" or the "Company") designs, develops, markets, and supports hardware and the related software primarily to community financial institutions located predominantly in the Southeastern region of the United States.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Interim Unaudited Financial Information

   The financial statements as of June 30, 1999 and for the six months ended June 30, 1998 and 1999 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

   Property and Equipment

   Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed as incurred. The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets. Property, plant, and equipment consisted of the following at December 31, 1997 and 1998 and June 30, 1999:

                                                                  December 31
                                                        -----------------------------          June 30,      Useful
                                                            1997              1998               1999        Lives
                                                        -----------        ----------         ----------   ---------
Furniture and fixtures                                    $149,720         $  277,430         $  294,046    7 years
Machinery and equipment                                    433,257            716,433            867,220    5 years
Vehicles                                                   151,050            171,533            132,335    5 years
Leasehold improvements                                      48,492             92,581             95,686    Lease term
                                                          --------         ----------         ----------
                                                           782,519          1,257,977          1,389,287
Less accumulated depreciation                              256,055            423,819            505,984
                                                          --------         ----------         ----------
                                                          $526,464         $  834,158         $  883,303
                                                          ========         ==========         ==========

   Depreciation expense totaled $131,181, $166,306, $66,674, and $120,142 for the years ended December 31, 1997 and 1998 and for the six-month periods (unaudited) ended June 30, 1998 and 1999, respectively.

   Product Development Costs

   Software research and development costs and maintenance costs related to software development are expensed as incurred.

   Revenue Recognition

   The Company's revenue is generated from the installation and licensing of its products. Customers are billed license and ongoing maintenance fees in advance for the following twelve months. The Company sells certain of its products under five year, sales-type lease agreements through which the customers pay five equal advance payments. These leases incorporate the initial installation and ongoing license for five years. Those customers that do not enter into sale-type lease agreements are billed according to the approach discussed above.

   Revenue from software license fees in 1997 was recognized in accordance with the provisions of the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") No. 91-1, "Software Revenue Recognition." Effective from the beginning of 1998, the revenue from software license fees was recognized in accordance with AICPA SOP No. 97-2, "Software Revenue Recognition." Revenue recognition under SOP No. 91-1 and SOP No. 97-2 was not significantly different. Revenue is recognized on billings to customers who are charged a hardware and installation fee upon installation of the system with license and maintenance fees recognized over the term of the license and maintenance period, typically one year. Revenue for all lease agreements, with the exception of revenue attributable to equipment, which is recognized upon installation, has been deferred and recognized ratably over the period of the lease.

   Deferred Revenues

   Deferred revenues represent the liability for amounts billed prior to complete performance on maintenance contracts, for advanced billings related to software license fees and for hardware, software, installation and continuing license fees financed through sales-type leases (Note 3).

   Returns and Product Warranty

   The Company provides for the costs of returns and product warranty claims when specific problems are identified. The Company has not experienced significant returns or warranty claims to date.

   Fair Value Financial Instruments

   The fair value of instruments classified as current assets or liabilities, including accounts receivable approximate carrying value due to the short-term maturity of the instruments.

   Long-Lived Assets

   The Company periodically reviews the values assigned to long-lived assets to determine if any impairments have occurred. Management believes that the long-lived assets on the accompanying balance sheets are appropriately valued.

   Inventory

   Inventory consists of finished goods comprised of hardware purchased for customer product installations which were in progress at year end. Inventory is carried at the lower of market or cost as determined by the first-in, first-out method.

   Income Taxes

   The Company elected S corporation status for federal and state income tax purposes as of February 1, 1992, whereby profits, losses and credits are taxed to the shareholders. Accordingly, no provision for income taxes is reflected in the accompanying financial statements. The statements of operations reflect pro forma income taxes of $76,577, $263,564, $95,329, and $121,483 for the years ended December 31, 1997 and 1998 and the six-month periods ended June 30, 1998 and 1999, respectively, as if the Company were subject to income tax. The difference between the pro forma income tax provision and the amount computed by applying the statutory federal income tax rate to the net income for the period is due to nondeductible expenses incurred during each period.

   Comprehensive Income

   Comprehensive income for the years ended December 31, 1997 and 1998 and the six-month periods ended June 30, 1998 and 1999 is the same as the net income presented in the accompanying statements of operations.

   New Accounting Pronouncements

   In June of 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities.

   It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The statement is not expected to have a significant impact on the Company's financial statements.

3. MINIMUM LEASE PAYMENTS RECEIVABLE

   All of the leases are classified as sales-type leases.

   At December 31, 1998, future of minimum lease payments receivable under non-cancelable leases, are as follows:


    Year ending December 31:
      1999                                                        $ 271,056
      2000                                                          242,556
      2001                                                          214,196
      2002                                                          208,256
      2003                                                            3,540
    Thereafter                                                        3,160
                                                                  ---------
           Total minimum lease payments receivable                  942,764
    Less amount representing interest                              (159,200)
                                                                  ---------
    Present value of net minimum lease payments receivable          783,564
    Less current maturities of lease payments receivable           (207,162)
                                                                  ---------
    Capital lease payments receivable                             $ 576,402
                                                                  =========

4. LONG-TERM DEBT

   Long-term debt consists of the following obligations:

                                                                                 December 31                June 30,
                                                                          ------------------------         ---------
                                                                            1997             1998             1999
                                                                          --------         --------        ---------
   Note payable to a bank fully paid in 1998                              $ 18,043         $      0        $      0

   Note payable to a bank fully paid in 1999                                57,255            8,530               0

   Note payable to a bank due in monthly installments of $1,024, including interest at 7.75%, through July 2001; secured by a
   vehicle                                                                  38,348           28,665          23,580

   Note payable to a bank due in monthly installments of $6,173, including interest at the bank's index rate (7.75% at December
   31, 1998) through September 2003; secured by equipment and
   certificates of deposit                                                       0          287,581         255,071


                                      -5-

                                                                                 December 31                June 30,
                                                                          ------------------------         ---------
                                                                            1997             1998             1999
                                                                          --------         --------        ---------

   Note payable to a bank due in monthly installments of $1,245, including interest at 8.5% through December 2000.  The note is
   secured by a vehicle                                                   $ 40,394         $ 28,425        $ 22,049

   Note payable to a bank due in monthly installments of $7,967, including interest at 9%; secured by accounts receivable,
   inventory, and real estate owned by related parties                     237,851                0               0
                                                                          --------         --------        --------
                                                                           391,891          353,201         300,700
   Less current portion                                                    165,733           84,291          78,931
                                                                          --------         --------        --------
       Total long-term debt                                               $226,158         $268,910        $221,769
                                                                          ========         ========        ========

   Notes payable at December 31, 1997 consisted of a demand note payable to a bank, with an outstanding balance of $200,150 that matured and was paid on October 31, 1998. The note was collateralized by guarantees of the stockholders of the Company and the pledge of certain assets of an affiliated company.

   The Company also has an unsecured revolving credit agreement with a bank with a maximum borrowing of $500,000 and interest payable quarterly at the bank's index rate, which was 8.5% at December 31, 1998. The outstanding balance at December 31, 1997 and 1998 and June 30, 1999 were $0, $432,000 and $412,000, respectively.

   The anticipated principal maturities of long-term debt for the years subsequent to December 31, 1998 are as follows:

    Year ending:
      1999                                                         $ 84,291
      2000                                                           83,452
      2001                                                           68,618
      2002                                                           66,935
      2003                                                           49,905
                                                                   --------
           Total                                                   $353,201
                                                                   ========

5. OPERATING LEASES

   Future minimum payments, by year and in the aggregate, under noncancelable operating leases consist of the following at December 31, 1998.

    Year ending:
      1999                                                       $  286,082
      2000                                                          280,753
      2001                                                          270,000
      2002                                                          257,500
      2003                                                           20,000
                                                                 ----------
           Total                                                 $1,114,335
                                                                 ==========

6. LAWSUIT SETTLEMENT

   During 1998, the Company, as plaintiff, settled a lawsuit and received $250,000. This settlement is included in other income in the statement of operations. The Company incurred approximately $113,000 in legal expenses in relation to this settlement. These legal fees are included in selling, general and administrative in the statement of operations

7. RELATED-PARTY TRANSACTIONS

   SBS rents certain office space in Birmingham, Alabama, from a related party. The Company incurred expense of approximately $97,000, $142,000, $48,500, and $72,000 for the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999, respectively.

   The Company provides administrative services to an affiliated company under common ownership. The affiliated company paid management fees totaling $180,000, $189,500, $90,000 and $145,200 for the years ending December 31,
   1997 and 1998 and for the six-month periods ended June 30, 1998 and 1999, respectively. These management fees are the estimated allocation of shared overhead expenses.

   The affiliated company loaned SBS approximately $574,000 during 1998 for working capital purposes.

   Loans to officers consist of revolving notes signed by each shareholder that bear interest at 7%.

   The affiliated company pledged $205,000 of cash equivalents, consisting of two certificates of deposit as collateral for a bank loan.

8. EMPLOYEE BENEFITS

   The Company maintains a defined contribution 401(k) benefit plan which covers substantially all employees, subject to certain minimum age and service requirements. Under the plan, employees may elect to defer up to ten percent of their salary, subject to

   Internal Revenue Code limits. The Company matches one hundred percent of the first six percent of the employees contributions. In addition, the plan allows for the Company to make discretionary contributions based on the participants' salary. The Company made contributions to the plan of $162,210, $117,325, $50,402, and $71,321 for the years ended December 31, 1998 and 1997 and the six months ended June 30, 1998 and 1999, respectively.

9. SUBSEQUENT EVENTS

   On August 6, 1999, SBS was acquired by NetZee, Inc. ("NetZee") a subsidiary of The Intercept Group, Inc. for approximately 2,600,000 shares of common stock of NetZee, $16,600,000 in cash and the assumption of approximately $4,900,000 in bank debt of SBS incurred in August of 1999. NetZee immediately transferred the non internet and telephone banking business to The InterCept Group, Inc. for 450,000 shares of NetZee. These acquisitions have been accounted for as a purchase in accordance with Accounting Principles Board ("APB") Opinion No. 16 "Business Combinations."